                   FORBEARANCE AND LOAN RESTRUCTURE AGREEMENT

                                    between

                   NUCLEAR RESEARCH CORPORATION, as Borrower

                                      and

              EARL M. POLLOCK and DOROTHY S. POLLOCK, as Sureties

                                      and

          FIRST UNION NATIONAL BANK, successor by merger to CoreStates Bank, N.A. and Bucks County Bank & Trust Company, as Lender


                                 April 29, 1999

                               TABLE OF CONTENTS
                               -----------------
                                                                            PAGE
                                                                            ----
 1.  Definitions ...........................................................  2
 2.  Accuracy of Background/Forbearance by Bank ............................  4
 3.  Validity of Loan Documents ............................................  4
 4.  Outstanding Indebtedness/Termination of Credit Facilities .............  4
 5.  Minimum Required Payments .............................................  5
 6.  Repayment and Restructure of Loans ....................................  5
 7.  Confirmation of Collateral and Security Interests .....................  6
 8.  Representations and Warranties ........................................  7
 9.  Covenants .............................................................  8
 10. Closing Date ..........................................................  8
 11. Conditions Precedent to this Agreement ................................  8
 12. Events of Default .....................................................  9
 13. No Waiver; Cumulative Remedies ........................................ 10
 14. Expedited Hearing Regarding Relief from Automatic Stay ................ 10
 15. Indemnity ............................................................. 10
 16. Additional Documents and Cooperation .................................. 10
 17. Amendments and Waivers ................................................ 11
 18. Notices ............................................................... 11
 19. Joint and Several Obligations ......................................... 11
 20. Ratification of Loan Documents ........................................ 11
 21. Advice of Counsel and Others .......................................... 11
 22. Integration ........................................................... 12
 23. No Marshalling ........................................................ 12
 24. Brokerage ............................................................. 12
 25. Negation of Partnership ............................................... 12
 26. Confidentiality ....................................................... 12
 27. Recision of Payments .................................................. 12
 28. Miscellaneous ......................................................... 12
 29. Consent to Jurisdiction ............................................... 13
 30. Waiver of Jury Trial .................................................. 13
 31. Confession of Judgment ................................................ 13

                                      (i)

                   FORBEARANCE AND LOAN RESTRUCTURE AGREEMENT
                   ------------------------------------------

         THIS AGREEMENT is made this 29th day of April, 1999, between NUCLEAR RESEARCH CORPORATION, a Pennsylvania business corporation with its chief executive office and principal place of business at 125 Titus Avenue, Warrington, Pennsylvania 18976 (the "Borrower"), EARL M. POLLOCK and DOROTHY S. POLLOCK, husband and wife with a residence address at 3 Valley Drive, Chalfont, Pennsylvania 18914 (individually a "Surety" and, collectively, the "Sureties") and FIRST UNION NATIONAL BANK, successor by merger to CoreStates Bank, N.A. and Bucks County Bank and Trust Company, a national banking association with offices located at 123 South Broad Street, Philadelphia, Pennsylvania 19103 (the "Bank").

                                   BACKGROUND
                                   ----------
         A. The Borrower and the Bank are currently parties to various loan and other credit agreements pursuant to which the Bank has provided various loans and other extensions of credit to the Borrower, including (without limitation):
(i) a line of credit in the original principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000), which was subsequently increased to Six Million Dollars ($6,000,000) pursuant to an Amendment Agreement dated May 20, 1998 (the "Line of Credit"); (ii) a term loan in the original principal amount of One Million Eight Hundred Thousand Dollars ($ 1,800,000), originally extended on or about January 14, 1997 (the "Term Loan"); (iii) a second term loan in the original principal amount of Three Hundred Thousand Dollars ($300,000), originally extended on or about August 21, 1995 (the "Second Term Loan"); and
(iv) a facility for the issuance of letters of credit, the repayment of which is evidenced in part by a demand note in the original principal amount of Seven Hundred Seventy-Four Thousand Three Hundred and Three Dollars ($774,303) executed and delivered by the Borrower to the Bank on or about March 13, 1997 (the "Letter of Credit Facility"). The Line of Credit, the Term Loan, the Second Term Loan, the Letter of Credit Facility, and any other loans or other extensions of credit made by the Bank to the Borrower are referred to, collectively, as the Loans.

         B. Repayment of the Line of Credit is evidenced in part by that certain Master Demand Note dated January 14, 1997, in the original principal amount of $5,500,000, as amended by an Allonge dated May 20, 1998 increasing the maximum principal amount of Line of Credit to $6,000,000 (the "Line of Credit Note"), the repayment of the Term Loan is evidenced in part by that certain promissory note dated January 14, 1997, in the original principal amount of $1,800,000 (the "Term Note"), the repayment of the Letter of Credit Facility is evidenced in part by that certain master demand note dated March 13, 1997, in the original principal amount of $774,303.03 (the "Demand Note") and the repayment of the Second Term Loan is evidenced in part by that certain promissory note dated August 21, 1995 in the original principal amount of $300,000 (the "Second Term Note"). The Loans, each of the foregoing promissory notes and all other indebtedness and obligations of the Borrower to the Bank is secured by, among other things, a first priority security interest in all of the Borrower's present and future accounts, inventory, equipment, contract rights, instruments, investment property, documents, chattel paper and general intangibles, and all proceeds and products of, and replacements to, all of the foregoing, as evidenced by various security agreements, mortgages and other lien instruments previously executed and delivered by the Borrower to the Bank. The foregoing indebtedness and obligations are also secured by various mortgage liens on the Borrower's real property and appurtenances thereto located at and known as 125 Titus Avenue, Warrington, Pennsylvania (the "Real Property").

         C. In order to induce the Bank to continue the availability of the Loans to the Borrower, as well as to increase the borrowing availability of, and maximum amount available under, the Line of Credit, the Sureties have executed and delivered to the Bank that certain guaranty agreement and attached rider dated May 20, 1998 (the "Surety Agreement"). The Borrower and the Sureties are sometimes referred to, jointly and severally in this Agreement, as the Obligors.

         D. The borrowing availability under the Line of Credit expired by its terms on June 30, 1998 and, in addition to this expiration, the Borrower's indebtedness and obligations owing under the Line of Credit Note and Demand Note have been and continue to be payable on demand. Pursuant to the terms and conditions of a letter of intent originally dated on or about October 15, 1998, as amended, modified and supplemented (the "Letter of Intent") the Borrower is negotiating with Aptec Instruments, Ltd. ("Aptec"), a Canadian corporation, and Eurisys Mesures, S.A., a French corporation, for the sale of a controlling interest in the Borrower to Aptec, initially and, thereafter, to Eurisys Mesures, S.A. In order to allow the Obligors additional time to consummate the transactions contemplated by the Letter of Intent, they have requested that the Bank refrain from demanding payment under the Line of Credit Note and the Demand Note (which would also accelerate the maturity of all the other Loans), which the Bank is willing to do subject to the terms and conditions set forth below.

                                     TERMS
                                     -----

         In consideration of the foregoing and of the covenants and mutual agreements set forth below, and for other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree:

   1. Definitions. In addition to terms defined elsewhere in this Agreement and the Background of this Agreement (which terms are incorporated by reference), the following terms as used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Forbearance and Loan Restructure Agreement, as the same may be amended, modified, restated or supplemented from time to time.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at 11 U.S.C. Section 101 et seq.

         "Cash Collateral Account" means that certain account maintained in the name of the Bank, for the account of the Borrower, but over which the Borrower shall have sole and exclusive control.

         "Closing Date" has the meaning given to that term in paragraph 10 of this Agreement.

         "Collateral" means all property and assets of the Borrower in which the Bank now has a lien, security interest, right of set-off or other encumbrance as security for the Loans or any other Indebtedness, and also includes the Real Property, other property and assets described in the Background of this Agreement and the property pledged pursuant to the Stock Pledge Agreement.

         "Eligible Inventory" means Inventory (as defined in the Pennsylvania Uniform Commercial Code) of the Borrower consisting of raw materials, work-in-process and finished goods products, and with respect to which (i) the Bank maintains a perfected, first priority security interest and lien, and (ii) the Bank has obtained a landlord's waiver acceptable to it if such Inventory is stored, located or warehoused at a location not owned by the Borrower.

         "Eligible Receivables" means Accounts (as defined in the Pennsylvania Uniform Commercial Code) due and owing to the Borrower for the sale of goods or the rendition of services (exclusive of sales, excise or any other taxes) where:
(a) delivery of the merchandise or rendition of the services has been completed;
(b) no return, rejection or repossession has occurred; (c) the merchandise or the services have been finally accepted by the account debtor without dispute, offset, defense, counterclaim or other claim of avoidance; (d) no more than ninety (90) days have elapsed from the date of the invoice on which the account is based; (e) the Account is, and continues to be, in full conformity with the representations and warranties made by the Borrower to the Bank; and (f) the Borrower is, and continues to be, satisfied with the credit standing of the account debtor in relation to the amount of credit extended. Without limiting the general nature of the foregoing, the following types of Accounts shall not be deemed Eligible Receivables: (i) any Account known to be not readily collectible for any reason (including, without limitation, bankruptcy of the account debtor); (ii) any Account represented by an invoice without a definite due date; (iii) any Account represented by a pre-billed invoice; (iv) any Account in litigation or arbitration; (v) any Account of an account debtor where fifty percent (50%) or more of the amounts of all Accounts owing by such account debtor are outstanding more than ninety (90) days past the end of the month in which the invoice on which the Account is based; (vi) any Account not arising in the ordinary course of business; (vii) any Account owing by the United States government or any of its departments, instrumentalities, or agencies which has not been assigned to the Bank in accordance with the Federal Assignment of Claims Act; (viii) any Account in which the Bank does not have a first priority perfected security interest and lien; (ix) any Account owing by an account debtor located outside of the United States (unless, as determined by the Bank in its sole discretion, such Account is payable in United States dollars and is guaranteed as to payment by a letter of credit or other means acceptable to the
Bank); (x) any Account owing by a subsidiary or affiliate of the Borrower, or by an entity controlling or under common control with the Borrower, and (xi) any Account arising out of a consignment or commission contract or agreement.

         "Event of Default" has the meaning given to that term in paragraph 12 of this Agreement.

         "Fraudulent Transfer" means any transfer, sale, exchange, payment or other conveyance of any nature, direct or indirect, which may be deemed a fraudulent transfer pursuant to either the Pennsylvania Uniform Fraudulent Transfer Act, 12 Pa.C.S.A. ss. 5-101 to ss. 5-110, or ss. 548 of the Bankruptcy Code.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis.

         "Indebtedness" means (i) the outstanding principal of the Loans, and all interest accrued thereon and all costs, fees and expenses relating thereto,
(ii) all other indebtedness and other obligations and undertakings now or hereafter owing by the Borrower to the Bank under this Agreement or the Loan Documents, and (iii) all other liabilities and obligations of the Borrower to the Bank, whether primary or secondary, absolute or contingent, direct or indirect, joint, several, joint and several, or independent, voluntary or involuntary, now or hereafter existing, due or to become due, or held or to be held by the Bank for its own account or as agent for others, whether created directly or acquired by negotiation, assignment, or otherwise.

         "Insolvency or Liquidation Proceeding" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to any Obligor or their assets, or to the creditors of any Obligor, irrespective of whether a case or proceeding is commenced under the Bankruptcy Code or other applicable law, (b) any liquidation, dissolution, reorganization or winding-up of the affairs of any Obligor, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, and (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Obligors.

         "Intellectual Property" means all existing and future patents, trademarks, service marks, copyrights (or applications relating to any of the foregoing) tradenames, technology, know-how, processes, names and the likenesses used in or necessary to the conduct of the Borrower's business, or works or items that are protectable as patents, trademarks, copyrights, tradenames, know-how, and all other assets of rights consisting of or commonly known as intellectual property, and all goodwill associated with all of the foregoing.

         "Line of Credit Principal Balance" means the principal amount outstanding and remaining unpaid under the Line of Credit Loans extended by the Bank to the Borrower.

         "Liquid Collateral" means the total of eighty percent (80%) of Eligible Receivables, plus twenty percent (20%) of Eligible Inventory, plus one hundred percent (100%) of the total of collected funds constituting cash held by the Bank in the Cash Collateral Account.

         "Liquid Collateral Shortfall" means the difference between the Line of Credit Principal Balance and the Liquid Collateral. The amount of any such Liquid Collateral Shortfall shall be determined initially from the borrowing base certification (in the form attached as Exhibit "A" to this Agreement) prepared from the books and records of the Borrower as regularly kept by it in the ordinary course of business and as reflected on the borrowing base certifications from time to time submitted by the Borrower to the Bank, all of which shall be maintained in accordance with GAAP; provided, however, that the Bank shall maintain the right to audit, inspect and verify the books and records of the Borrower to determine whether the borrowing base certification accurately reflects the amount of Liquid Collateral. For purposes of this Agreement and the limited liability of the Sureties under the Surety Agreement, the Liquid Collateral Shortfall shall be $3,800,000 as of and effective January 1, 1999, and shall not increase above this amount for purposes of determining whether an Event of Default has occurred under this Agreement. (TAPE)


         "Loan Documents" means and includes the Notes, the Stock Pledge Agreement and all credit agreements, security agreements, mortgages, lien instruments and all other agreements, documents and instruments now or in the future executed and delivered to the Bank in connection with the Indebtedness, as the foregoing may be amended, modified, supplemented or restated from time to time.

         "Net Proceeds" means, upon the sale or refinance of any of the Collateral and/or in connection with or pursuant to the transactions contemplated by the Letter of Intent, all sums remaining after payment of customary and reasonable closing costs, satisfactory in nature and amount to the Bank (at its sole discretion), and the payment prior perfected liens (if any) in favor of lienholders not affiliated with, or controlled by, any of the Obligors.

         "Notes" means, collectively, the Term Note, the Second Term Note, the Line of Credit Note and the Demand Note.

         "Prime Rate" means a floating annual rate of interest that is designated from time to time by the Bank as its Prime Rate, and used by the Bank as a reference base with respect to different rates of interest rates charged to Borrowers, it being understood that the Bank's determination and designation from time to time of its Prime Rate shall not in any way preclude it from making loans to other Borrowers at rate that is higher or lower than, or different from, its Prime Rate as announced from time to time.

         "Stock Pledge Agreement" means collectively, those agreements of even date pursuant to which Earl M. Pollock and Dorothy S. Pollock pledge and grant to the Bank, on a non-recourse basis, a first priority security interest in and lien on all of the issued and outstanding shares of stock in the Borrower in which they have any legal, equitable or other interest.

   2. Accuracy of Background/Forbearance by Bank. The Borrower acknowledges and agrees that the Background of this Agreement (as set forth above) is true and correct and that, but for the execution and delivery of this Agreement, the Bank has and maintains the right, without further demand or notice of any kind, or opportunity to cure, to: (i) receive full and immediate payment and performance of the Loans, and all other Indebtedness; (ii) exercise all rights and remedies available to the Bank under the Loan Documents, at law, in equity, by virtue of statute or otherwise; and (iii) foreclose upon or otherwise exercise foreclosure related remedies relative to the Collateral. Notwithstanding the foregoing, but subject to the full and complete compliance with the terms and conditions of this Agreement and each of the Loan Documents (and except as otherwise provided in this Agreement or the Loan Documents), the Bank agrees to forbear from the exercise of the rights and remedies available to it as a result of the defaults noted in the Default Letters until the occurrence of an additional or further Event of Default. Immediately upon the occurrence of such additional or further Event of Default, all of the existing Events of Default referred to in the Default Letters shall be deemed fully reinstated for the benefit of the Bank exercising at that time such rights and remedies as may be available to it.

   3. Validity of Loan Documents. The Obligors acknowledge and agree, and represent and warrant that: (i) the Loan Documents executed by them are legal, valid and binding obligations, enforceable in accordance with their terms, and all security interests, liens and other encumbrances granted in or created by the Loan Documents have been duly granted or created, properly filed or recorded, and duly perfected; and (ii) the Obligors do not have or maintain, and shall not assert any defense, set-off, counterclaim or claim of avoidance of any nature to the Loans, any other Indebtedness or to any of the Loan Documents executed by them.

   4. Outstanding Indebtedness/Termination of Credit Facilities. The Borrower acknowledges and agrees that, as of February 2, 1999, the Borrower is indebted to the Bank (on account of the Loans) for outstanding principal, and accrued but unpaid interest (at the non-Default Rate) of:


           Loan                        Principal            Interest
           ----                        ---------            --------
       The Term Loan                   $105,000             $616.01

       The Second Term Loan            Paid in Full         Paid in Full

       The Line of Credit              $4,917,116.18        $2,116.18

       Letter of Credit Facility       $  774,303           $   N/A

The Obligors further acknowledge and agree, and represent and warrant that: (i) interest has continued to accrue on the outstanding principal balances of the Loans at the applicable rates of interest set forth in the Loan Documents; and
(ii) the Borrower is liable to the Bank for all costs, fees and expenses (including fees and expenses of legal counsel of $22,150.07 from January, 1998, through March 31, 1999, a portion of which has been previously reimbursed by the Borrower) that the Bank may have incurred, or may in the future incur, in connection with the preparation, execution and administration of this Agreement and the Loan Documents, the collection and enforcement of the Indebtedness of the Obligors to the Bank, and the preservation and realization upon the Collateral. The Obligors also acknowledge and agree that the availability of additional borrowing under the Line of Credit and Letter of Credit Facility has been properly terminated, and that the Bank has no obligation to make any additional loans or other extensions of credit to any Obligor under the Line of Credit, the Letter of Credit Facility or otherwise.

   5. Minimum Required Payments. The Borrower shall pay or cause to be paid to the Bank, by not later than the 15th day of each month commencing effective January 15, 1999, principal payments in the amount of not less than Twenty Five Thousand Dollars ($25,000.00) which shall be applied against the principal portion of the Loans then outstanding in such manner as the Bank may determine in its sole discretion. The Borrower shall also continue to pay, on the first day of each month continuing on March 1, 1999, until all of the Indebtedness is paid finally and in full, interest and fees at the rates provided for in the Notes and with respect to the Loans.

   6. Repayment and Restructure of Loans. Notwithstanding anything to the contrary set forth in any of the Loan Documents, all of the Indebtedness shall be due and payable in full, without the need for further notice or demand by the Bank, on the earlier of (i) the occurrence of an Event of Default, (ii) closing with respect to the transactions contemplated by the Letter of Intent, (iii) transfer of any Obligor's interest in all or any portion of the Collateral, including any of the shares of stock in the Borrower owned in any capacity by either Surety, or (iv) June 30, 1999.

   7. Confirmation of Collateral and Security Interests. As security for the repayment of the Loans and Indebtedness referred to in this Agreement, and the performance of the obligations of the Obligors under this Agreement and the Loan Documents, the Borrower confirms to the Bank the grant of the security interests and liens as provided for in the Loan Documents executed by it and in existence prior to the execution of this Agreement, as well as those agreements, documents and instruments executed in connection with this Agreement, all of which shall constitute Loan Documents.

   8. Representations and Warranties. In order to induce the Bank to enter into this Agreement, the Obligors represent and warrant to the Bank that:

         (a) The Obligors have full power and authority to execute, deliver and perform this Agreement, and all other documents and instruments executed or delivered by them in connection with this Agreement. This Agreement, and all other documents and instruments executed or delivered in connection with this Agreement by the applicable Obligor have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms.

         (b) None of the Obligors has made, cause to be made or acquiesced in any Fraudulent Transfer.

         (c) Except as otherwise set forth on Exhibit "B" to this Agreement, the representations and warranties made by the Borrower to the Bank in the Loan Documents are true and correct, as though made on and as of the date of this Agreement.

         (d) None of the Obligors have applied for or consented, and shall not apply for or consent, to the appointment of any receiver, trustee or liquidator for themselves or any of their properties or assets, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent, or filed (or at any time will file) a voluntary petition in bankruptcy or petition or answer seeking an arrangement with creditors or seeking to take advantage of any law or statute relating to Insolvency or Liquidation Proceeding, adjustment of debt or otherwise. No petition of the type requesting the relief mentioned in this paragraph 8(d) has been filed against any of the

Obligors, and no action has been or will be taken by any of them for the purpose of effectuating any of the foregoing.

         (e) Neither this Agreement, nor any certificate, statement, report or other document furnished or to be furnished in connection with this Agreement contains any untrue statement of material fact, or omits to state any fact necessary in order to make the statements contained in this Agreement not misleading. The Borrower has disclosed to the Bank all facts that materially and adversely affects its business or financial conditions, or its ability to perform their obligations under this Agreement or the Loan Documents.

         (f) Exhibit "C" to this Agreement sets forth a full, complete and accurate description of all Intellectual Property owned by the Borrower, or Intellectual Property with respect to which the Borrower has rights of any nature.

   9. Covenants. So long as the Loans or any other Indebtedness remain unpaid and outstanding, the Obligors covenant and agree that, unless the Bank otherwise consents in writing:

         (a) The Obligors shall comply in all respects with all the terms, conditions, covenants and undertakings in the Loan Documents executed by them (as amended and modified by this Agreement) to be observed and performed by the Obligors, including the financial reporting requirements set forth in the Loan Agreement.

         (b) The Obligors shall provide to the Bank, promptly after receipt, copies of any complaints, demands, summons or other documents evidencing an intent by any person or entity to assert any claim or commence any action or legal proceeding against any of them, or their assets or properties.

         (c) The Obligors shall use their best efforts and due diligence with respect to consummation of the transactions contemplated by the Letter of Intent, and shall keep the Bank apprised of all actions taken, and all developments with respect to, their efforts relative to the consummation of the transactions contemplated by the Letter of Intent, and shall provide all information as the Bank may from time to time request concerning such efforts.

         (d) The Borrower shall maintain all of its deposit and other banking accounts with the Bank until the Loans are repaid in full.

         (e) The Borrower shall at all times maintain a Liquid Collateral Shortfall of not more than $3,800,000, compliance with this requirement to be tested effective January 1, 1999, and on a daily basis thereafter. To the extend required to comply with this covenant, the Borrower shall pay to the Bank, and maintain on deposit in the Cash Collateral Account, such sums as are necessary to cause this covenant to be complied with at all times.

         (f) The Obligors shall take all steps to insure that, upon consummation of the transactions contemplated by the Letter of Intent, or any other sale of all or any portion of the Borrower's assets or stock, that the Net Proceeds of any such transaction are paid first to the Bank, to repayment in full of the Indebtedness.

         (g) The Borrower shall reimburse the Bank for audit fees incurred by the Bank in connection with the execution and delivery of this Agreement, and all related agreements, documents and instruments.

   10. Closing Date. The transactions contemplated by this Agreement shall be consummated on or before 2:00 p.m. on Friday, April __, 1999 (the "Closing Date"). If for any reason the conditions precedent to closing required to be performed by the Obligors under this Agreement have not been performed and the transactions contemplated by this Agreement have not been consummated on or before the Closing Date, the Bank, at its sole discretion, may by written notice to the Obligors: (a) extend the Closing Date to a date provided in such written notice, or (b) terminate all of the obligations of the Bank under this Agreement, and proceed to exercise or renew the exercise of all of the rights and remedies held by the Bank under the Loan Documents, applicable law or otherwise.

   11. Conditions Precedent to this Agreement. As conditions precedent to the Bank's obligations under this Agreement, the Obligors shall deliver or cause to be delivered to the Bank, in a form and substance satisfactory to the Bank and its counsel;

         (a) Evidence that the Bank has been named as loss payee, mortgagee and other insured on policies of insurance maintained with respect to the Collateral.

         (b) Evidence that the Borrower is current in the payment of all of its applicable obligations owing to taxing authorities, and that it has no liabilities (contingent or otherwise) other than as set forth in the financial statement referred to in paragraph 11 (g) below.

         (c) Updated UCC, judgment and tax lien searches as to all of the Borrower and the Collateral.

         (d) Subsistence certificates, authorization documents and any such other matters as may be necessary or advisable to evidence the continued existence and good standing of the Borrower, and all agreements, documents and instruments executed in connection with this Agreement on behalf of the Borrower.

         (e) (intentionally omitted).

         (f) Copies of all agreements, documents and instruments relative to the consummation of the transactions consummated by the Letter of Intent, including (even if they are in draft form only) agreements for the sale of all or any portion of the assets or stock of the Borrower.

         (g) The most recently available balance sheet, and statement of profit and loss, for the Borrower.

         (h) Reimbursement to the Bank of $10,555.08 on account of accrued but unpaid legal fees and disbursements owing for the period from October 5, 1998 through and including the Closing Date, which reimbursement is to be made directly to Stradley, Ronon, Stevens Young, LLP, as counsel for the Bank.

         (i) Such reaffirmations or modifications to the Surety Agreement as shall be necessary to confirm the obligation of the Sureties with respect to the Borrower's obligation to maintain the Liquid Collateral Shortfall, as referred to in paragraph 9(e) of this Agreement.

         (j) The Stock Pledge Agreement.

         (k) Such agreements, documents or instruments as may be necessary to record with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable, further evidence of the Bank's security interest in the Intellectual Property.

         (l) Such additional agreements, documents or instruments and such additional approvals and opinions as the Bank or its counsel may have requested under the terms of this Agreement.

   12. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement and the Loan
Documents:

         (a) The Borrower fails to pay or cause to be paid any principal of, or interest on the Loans, or any other portions of the Indebtedness, when and as due under this Agreement or the Loan Documents as amended by this Agreement; or

         (b) Any Obligor fails to comply with any other term, condition, undertaking or covenant contained in this Agreement, or in any documents or instruments executed or delivered by any Obligor in connection with this Agreement; or

         (c) Any representation or warranty made by any Obligor in this Agreement, or in any documents or instruments executed or delivered by any Obligor in connection with this Agreement proves to be false or misleading in any material respect; or

         (d) Any Obligor institutes, commences, joins in or acquiesces in any action or any legal or equitable proceeding seeking to rescind, amend, alter, revoke, terminate or otherwise modify the provisions of this Agreement or any Loan Document, or any documents or instruments executed or delivered by any Obligor in connection with this Agreement or any Loan Document; or

         (e) Any default or event of default, or any event which with notice or passage of time or both would constitute a default or event of default, otherwise occurs under any of the Loan Documents (as amended by this Agreement).

         Upon the occurrence of an Event of Default, the Bank shall be free to exercise any and all rights and remedies available to it under this Agreement, the Loan Documents, at law, in equity or otherwise. Without limiting the general nature of the foregoing, the Bank shall, upon the occurrence of these events, be entitled to receive, and shall be free to pursue the collection of interest at the default rate of the Prime Rate plus five percent (5%) per annum (which rate of interest shall accrue effective as of the occurrence of an Event of Default, and continue to accrue before and after judgment), the collection of late charges on the basis provided for in the Notes, and such other costs, fees and expenses as may be recoverable under the Loan Documents.

   13. No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy under this Agreement or the Loan Documents shall operate as a waiver, nor shall any single or partial exercise of such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver of any right, power or remedy under this Agreement or the Loan Documents shall be effective unless in writing and signed by the Bank. The remedies in this Agreement and the Loan Documents are cumulative, and not exclusive of any remedies provided by law.

   14. Relief from Automatic Stay. The Obligors agree that, if they (or any of them) should (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement; composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment or decree entered by a court of competent jurisdiction approving a petition filed against them for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, then the Bank shall be entitled to an expedited hearing with respect to the Bank's entitlement to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to the Bank under the Loan Documents, at law, in equity, by virtue of the statute, or otherwise.

   15. Indemnity. The Borrower shall indemnify and hold harmless the Bank from and against any and all losses, claims, damages, liabilities, costs and expenses, including fees and expenses of counsel, arising out of or in connection with any default by the Obligors (or any of them) in the performance or observance of any term, condition, covenant or undertaking in this Agreement or the Loan Documents.

   16. Additional Documents and Cooperation. Upon request from time to time by the Bank, the Obligors shall execute and deliver, or cause to be executed and delivered to the Bank, any additional agreements, documents or instruments as the Bank may request to effectuate this Agreement or to preserve, protect, maintain or enforce the mortgage liens, security interests and other encumbrances of the Bank. The Obligors do further agree to cooperate in all respects with the Bank, to do or cause to be done such other acts or things as may be necessary or desirable to effectuate the purposes and intentions of this Agreement, and to assist the Bank in maximizing the value of any Collateral sold, transferred or otherwise disposed of by the Bank.

   17. Amendments and Waivers. The provisions of this Agreement may be modified or amended only by a written agreement entered into by the Obligors and the Bank, and may be waived only by a written waiver signed by the Bank. No waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of the Bank related to such obligation,

   18. Notices. All notices, requests, demands and other communications which this Agreement requires or permits any party to give any other party shall be in writing (including telecopier), and shall be given by certified mail, return receipt not required, by hand delivery or by overnight mail, to such party at its or their address set forth in the preamble to this Agreement, or at such other address or telecopier number as shall be designated by such party in a notice to each other. All notices, requests, demands and other communications provided for under this Agreement shall be effective (i) if given by certified mail, when deposited in the United States mails, with postage prepaid, properly addressed, or (ii) if given by hand delivery or by overnight mail, when delivered at the proper address; or (iii) if given by telecopier, when sent to the appropriate telecopy number and upon receipt of confirmation that the telecopy has been sent.

   19. Joint and Several Obligation. With respect to those portions of this Agreement that refer to the "Obligors", this Agreement shall be construed so that all terms, conditions, covenants, undertakings, representations and warranties of the Borrower and the Sureties shall be the joint and several obligations of all of them, and shall bind each of them as fully as though each of them were named individually and collectively in this Agreement.

   20. Ratification of Loan Documents. This Agreement shall be deemed to amend and modify the Loan Documents, to the extent inconsistent therewith. Subject to the foregoing, the Loan Documents are ratified and confirmed and remain in full force and effect. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed to: (i) impair the validity, perfection or priority of any lien, security interest, right of set-off or other encumbrance securing the Loans or any other Indebtedness; (ii) except as otherwise expressly provided in this Agreement, waive or impair any rights, remedies or powers of the Bank under the Loan Documents, or (iii) require the Bank to grant any additional period of time within which to repay the Loans. For purposes of determining the liability of the Sureties under the Surety Agreement, the defined terms Eligible Inventory, Eligible Receivables, Line of Credit Principal Balance, Liquid Collateral and Liquid Collateral Shortfall shall have the meaning given to them in this Agreement, and the absence of any Collateral Deterioration with respect to which the Sureties are obligated to the Bank shall be determined in accordance with the Liquid Collateral Shortfall definition set forth in this Agreement, and with respect to which the initial amount of the Liquid Collateral Shortfall shall be in an amount not greater than $3,800,000, as more fully set forth in the definition of Liquid Collateral Shortfall. Therefore, if the Liquid Collateral Shortfall increaser, above the $3,800,000 figure on the "Collateral Deterioration Measurement Date" (as defined in the Surety Agreement), the Sureties shall be liable to the Bank for this amount, subject to the $800,000 limitation set forth in the Surety Agreement.

   21. Advice of Counsel and Others. The Obligors acknowledge that they have consulted with, and have had the opportunity to consult with, legal counsel and such financial other experts and advisors as they have deemed necessary in connection with the execution, delivery and performance of this Agreement. The Obligors all specifically acknowledge and agree that they have consulted with legal counsel of their choice during the course of discussions and negotiations leading up to the execution and delivery of this Agreement and the documents required by this Agreement, The Obligors also represent and warrant that they understand and accept the terms and conditions of this Agreement, and that they have entered into this Agreement because it is in their best interests under the circumstances.

   22. Integration. This Agreement and the Loan Documents constitute the entire agreement and understanding among the parties related to the subject matter of this Agreement, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. The Obligors acknowledge that, in entering into this Agreement, they are not relying on any statement, representation, warranty, covenant or agreement of any kind made by the Bank or any employee or agent of the Bank, other than the agreements of the Bank set forth in this Agreement.

   23. No Marshalling. The Obligors waive against the Bank any right which any of them may have, whether individually or in their capacity as the representative of any of the Obligors, to compel a marshalling of assets against the Bank, and acknowledge that, upon the occurrence of an Event of Default, the Bank is free to pursue, in such order and manner as it may elect, any rights or remedies available to it under this Agreement, the Loan Documents or otherwise available under applicable law, in equity or otherwise.

   24. Brokerage, The Obligors represent and warrant to the Bank that the transactions contemplated by this Agreement are made without liability for any finder's, realtor's, broker's, agent's or other similar commission.

   25. Negation of Partnership. The relationship between the Obligors and the Bank is that of debtors and creditor. Nothing contained in this Agreement will be deemed to create a partnership or joint venture between the Bank and the Borrower, between the Bank and the Sureties or between the Bank and any other party, or to cause the Bank to be liable or responsible in any way for the actions, liabilities, debts or obligations of the Obligors or any other party.

   26. Confidentiality. The Obligors agree to maintain the terms of this Agreement and all negotiations relating to the subject matter of this Agreement as confidential among the Obligors and the Bank. Neither the Borrower nor the Sureties will issue or cause to be issued any announcement or other statement concerning the subject matter of this Agreement, without the prior written approval of the Bank.

   27. Recision of Payments. If at any time and for any reason any payment made under or in connection with this Agreement or any of the Loan Documents is rescinded or must otherwise be returned by the Bank for any reason, including any Insolvency or Liquidation Proceeding of any of the Obligors, the security interests and liens of the Bank, and related rights and remedies of the Bank, shall be reinstated as though payment had not been made.

         28. Miscellaneous,

         (a) This Agreement shall be governed in all respects by the laws in effect in the Commonwealth of Pennsylvania (without regard to principles of conflicts of law), and for all purposes shall be construed in accordance with such laws.

         (b) The headings used in this Agreement are for convenience of reference only, and shall not control or affect the provisions of this Agreement. Unless otherwise indicated, all references in this Agreement to paragraphs and subparagraphs shall be construed as references to paragraphs and subparagraphs of this Agreement. Use of the words "including", "includes" and the like are intended to be words of illustration only, and not words of limitation.

         (c) This Agreement shall be binding upon and operate for the benefit of the Obligors and the Bank, and their respective heirs, executors, administrators, successors and assigns; provided, however, that none of the Obligors may assign or delegate any of its or their rights or obligations under this Agreement, or any documents or instruments executed in connection with this Agreement, without the prior written consent of the Bank.

         (d) This Agreement may be executed and delivered in any number of counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

         29. CONSENT TO JURISDICTION. EACH OBLIGOR CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN CONNECTION WITH ANY CLAIM OR DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS. IF ANY ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DISPUTE IS COMMENCED BY OR AGAINST THE BANK IN ANY SUCH COURT, EACH OBLIGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE ON THEM BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT NOT REQUIRED) ADDRESSED TO THEM AT THEIR ADDRESSES SPECIFIED IN THE PREAMBLE TO THIS AGREEMENT, OR AT SUCH OTHER ADDRESSES AS MAY BE DESIGNATED IN A NOTICE COMPLYING WITH THE TERMS OF THIS AGREEMENT.

         30. WAIVER OF JURY TRIAL. EACH OBLIGOR WAIVES TRIAL BY JURY, AND THE RIGHT TO INTERPOSE ANY DEFENSE BASED ON ANY STATUTE OF LIMITATIONS OR CLAIM OF LACHES, IN ANY ACTION BY OR AGAINST THEM IN CONNECTION WITH ANY CLAIM OR DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS.

         31. CONFESSION OF JUDGMENT. EACH OBLIGOR AUTHORIZES AND EMPOWERS THE PROTHONOTARY, CLERK OF COURT, OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THEM, OR ANY OF THEM, IN FAVOR OF THE BANK, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, FOR ALL OR ANY PART OF THE INDEBTEDNESS THEN OWING TO THE BANK, TOGETHER WITH EXPENSES OCCURRED IN CONNECTION

THEREWITH AND ATTORNEY FEES OF FIFTEEN PERCENT (15%) OF THE TOTAL OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $10,000,000, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION. THE RIGHT OF INQUISITION UPON ANY LEVY ON REAL ESTATE IS WAIVED, AND CONDEMNATION AGREED TO, AND NO BENEFIT OF EXEMPTION SHALL BE CLAIMED UNDER OR BY VIRTUE OF ANY EXEMPTION ALL NOW IN FORCE OR WHICH MAY BE HEREINAFTER ENACTED. THE AUTHORITY GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY SINGLE OR MULTIPLE EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TO TIME AT ALL TIMES UNTIL FULL AND FINAL PAYMENT OF ALL OF THE INDEBTEDNESS. IF A COPY OF THIS AGREEMENT SHALL BE FILED IN ANY SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, AND ANY STATUTE OR RULE OF THE COURT TO THE CONTRARY IS EXPRESSLY WAIVED. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT MAY BE EXERCISED ON ONE OR MORE OCCASIONS, AND AGAINST ANY ONE OR MORE OF THE OBLIGORS.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

ATTEST:                               NUCLEAR RESEARCH CORPORATION




/s/ Dorothy S. Pollock                By:/s/ Earl M. Pollock
----------------------------             --------------------------
                   Secretary             Earl M. Pollock, President
[Corporate Seal]



/s/ Dorothy S. Pollock                By:/s/ Earl M. Pollock
----------------------------             --------------------------
WITNESS                                  Earl M. Pollock, President




/s/ Earl M. Pollock                   By:/s/ Dorothy S. Pollock
----------------------------             --------------------------
WITNESS                                  Dorothy S. Pollock, as Surety
[Corporate Seal]



                             FIRST UNION NATIONAL BANK, successor by merger to CoreStates Bank, N.A. and Bucks County Bank & Trust Company



                             By:/s/ Debbie L. Nemetz, V.P.
                                --------------------------------
                                Debbie L. Nemetz, Vice President

                                  EXHIBIT "A"
                                  -----------

                      FORM OF BORROWING BASE CERTIFICATION
                      ------------------------------------

                                  EXHIBIT "B"
                                  -----------

             REPRESENTATIONS AND WARRANTIES THAT ARE NOT REAFFIRMED
                               BY THIS AGREEMENT
             ------------------------------------------------------


NONE.

                                  EXHIBIT "C"
                                  -----------

                       SCHEDULE OF INTELLECTUAL PROPERTY
                       ---------------------------------